Exhibit 99.4
ACCOUNT CONTROL AGREEMENT
     This Account Control Agreement (“Control Agreement”) is entered into as of August 10, 2006, among BARCLAYS BANK PLC (“Secured Party”), HIGHLAND MULTI-STRATEGY ONSHORE MASTER SUBFUND, L.L.C., a Delaware limited liability company (“Pledgor”), and BARCLAYS CAPITAL INC. (“Securities Intermediary”) with respect to a securities account maintained by Pledgor at Securities Intermediary.
Recitals
     A. Securities Intermediary has established a securities account number                      (the “Account”) in New York, New York in the name of Pledgor, and all Assets (as hereinafter defined) held in the Account from time to time shall be registered in the name of the Securities Intermediary or its nominee or indorsed to the Securities Intermediary or its nominee or in blank or credited to another securities account maintained in the name of its nominee and in no case will any of the Assets or any other property credited to the Account be registered in the name of the Pledgor, payable to the Pledgor or specially indorsed to the Pledgor.
     B. Pledgor and Secured Party are entering into a transaction which will be evidenced by a “long form” Confirmation dated as of July 28, 2006 between Secured Party and Highland (the “Confirmation”).
     C. In order to secure its obligations to Secured Party under the Confirmation, Pledgor has granted to Secured Party a security interest in the Account and all investment property, financial assets, securities and other property, including cash, now or hereafter held therein (the “Assets”) pursuant to the terms of an Investment Property Security Agreement dated as of August 10, 2006 between Pledgor and Secured Party. All Assets held in the Account from time to time will be treated as “financial assets” for all purposes of Article 8 of the applicable UCC.
     D. Secured Party, Pledgor and Securities Intermediary are entering into this Control Agreement in order to perfect Secured Party’s security interest in the Account.
Agreement
     1. Agreement for Control.
     (a) Securities Intermediary shall comply with entitlement orders respecting the Account originated by Secured Party without further consent by Pledgor or any other person.
     (b) Until notified by Secured Party in writing that Secured Party is exercising exclusive control over the Account, Securities Intermediary shall be entitled to make trades of Assets held in the Account at the direction of Pledgor and comply with entitlement orders concerning the Account from Pledgor.
     (c) Notwithstanding the provisions of subparagraph (b) above, Securities Intermediary shall only comply with entitlement orders with respect to Assets held in the account where both before and after complying with such entitlement orders, the market value of Assets in the Account is at least equal to the Credit Support Amount. For purposes of this paragraph 1(c), (i) “market value” shall be determined by

Securities Intermediary in a commercially reasonable manner, and (ii) “Credit Support Amount” means $53,158,854, or such other amount as maybe agreed by the Pledgor and Secured Party.
     (d) Upon Securities Intermediary’s receipt of written notice from Secured Party that Secured Party is exercising exclusive control over the Account, Securities Intermediary shall promptly cease complying with entitlement orders or other directions concerning the Account originated by Pledgor (including all recurring or standing orders or directions) and shall make no further distributions to Pledgor.
     (e) Without limiting the foregoing, upon the instructions of Secured Party, Securities Intermediary shall disburse any or all of the Assets in the Account to Secured Party, or sell some or all of the Assets in the Account or act otherwise upon the entitlement orders and other instructions of the Secured Party, and remit all proceeds thereof (less Securities Intermediary’s normal sales charge) to Secured Party.
     2. Name of Account. Secured Party and Pledgor hereby instruct Securities Intermediary, and Securities Intermediary hereby agrees, to change the name of the Account to “Barclays Collateral Account for Highland Multi-Strategy Onshore Master SubFund”. All Assets held in the Account, including cash, shall be treated as Assets under Article 8 of the applicable Uniform Commercial Code.
     3. Securities Intermediary’s Representations and Warranties. Securities Intermediary hereby represents and warrants to Secured Party that:
     (a) The Account does not include checking or credit card features;
     (b) Except for the claims and interest of Secured Party and Pledgor in the Account and liens to secure normal fees and commissions owed to Securities Intermediary by Pledgor (which shall be the sole obligation of Pledgor and not in any way an obligation of Secured Party) with respect to the operation of the Account and for the purchase price of Assets which will be held in the Account (“Permitted Liens”), Securities Intermediary does not know of any claim to or interest in the Account;
     (c) Securities Intermediary has not entered into any agreement with any third party pursuant to which Securities Intermediary has agreed to comply with entitlement orders from that third party with respect to the Account; and
     (d) Securities Intermediary is a self-clearing broker and has not entered into an agreement with a clearing broker under which the clearing broker maintains or carries the accounts of its customers. Further, Securities Intermediary is a “securities intermediary” for purposes of Article 8 of the applicable UCC, and its jurisdiction for purposes of Section 8-110 of such UCC is New York.
     4. Securities Intermediary’s Covenants.
     (a) Securities Intermediary waives and releases all liens, encumbrances, claims and right of set off it may have against the Account, except for Permitted Liens.
     (b) Securities Intermediary shall send copies of all statements and confirmations regarding the Account simultaneously to Pledgor.

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     (c) Securities Intermediary shall promptly notify Secured Party and Pledgor if any person asserts a lien, encumbrance or adverse claim against the Account.
     (d) Securities Intermediary shall report all dividends, interest, gains and other profits with respect to the Account in the name of Pledgor.
     (e) Securities Intermediary agrees that certificated securities held in the Account will be held with proper endorsements to the Securities Intermediary or in blank or Securities Intermediary will promptly deliver possession of such certificated securities to Secured Party.
     (f) Securities Intermediary agrees that it shall, on each business day, use commercially reasonable efforts to send to Secured Party the reports listed in Annex 1 to the contacts and email addresses specified therein, and to the Secured Party and the Pledgor the market value of the Assets held in the Account, as of the close of business on the immediately preceding business day.
     (g) Securities Intermediary agrees to send, promptly after execution of this Control Agreement, evidence that the market value of the Assets held in the Account is at least equal to the Credit Support Amount.
     (h) Securities Intermediary shall not:
     (i) Obtain a lien on the Account for its own benefit, except for Permitted Liens;
     (ii) Agree with any third party that Securities Intermediary will comply with entitlement orders from the third party with respect to the Account;
     (iii) Add checking or credit card features to the Account; or
     (iv) Permit the Pledgor to terminate the Account.
     5. Miscellaneous.
     (a) This Control Agreement does not create any obligation or duty of Securities Intermediary other than those expressly set forth herein. Securities Intermediary shall have no responsibility or liability to Pledgor for complying with entitlement orders concerning the Account originated by Secured Party. Securities Intermediary shall have no duty to investigate or make any determination as to whether a default exists under any agreement between Pledgor or Secured Party prior to complying with an entitlement order originated by Secured Party.
     (b) If this Control Agreement conflicts with any other agreement between Securities Intermediary and Pledgor, the terms of this Control Agreement shall prevail.
     (c) This Control Agreement shall be governed by and construed under the laws of the State of New York, to the jurisdiction of which the parties hereto submit.
     (d) This Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     (e) No amendment or termination of this Control Agreement, or waiver of any right hereunder, shall be binding unless it is in writing and is signed by the party to be charged.

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     (f) All notices required or permitted to be given under this Control Agreement will be in writing and will be transmitted by personal delivery, first class mail, overnight courier, or facsimile to the addresses or facsimile numbers on the signature page of this Control Agreement, or to such other addresses or facsimile numbers as the parties hereto may specify from time to time in writing. Notices transmitted by personal delivery or by overnight courier shall be deemed to have been properly given upon actual receipt. Notices sent by telecopy or other electronic means shall be deemed delivered when electronic confirmation of error free receipt is received. Notices sent by first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail.
     (g) Paragraph headings are for reference only and do not affect the interpretation or meaning of any provisions of this Control Agreement.
     (h) This Control Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, will be deemed an original but all such counterparts will constitute but one and the same agreement.
     (i) This Control Agreement and the schedules and exhibits hereto represent the sum of the understandings and agreements of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Control Agreement.
     (j) All terms not defined herein are used as set forth in the Uniform Commercial Code.
     (k) If any party to this Control Agreement is not a natural person, the person executing this Control Agreement on behalf of such party hereby represents that he or she has the proper authority to execute this Control Agreement on behalf of such party. Upon request of Secured Party, Securities Intermediary will provide evidence to Secured Party, in the form of a secretary’s certificate of incumbency or other certification satisfactory to Secured Party, of the due authority of the representatives of Securities Intermediary executing this Control Agreement.
     (l) Pledgor agrees to execute, endorse, acknowledge and deliver, or cause the same to be done, all such notices, certifications and additional agreements, undertakings, conveyances or other assurances as Secured Party may reasonably request in order to accomplish the purposes of this Control Agreement.
[Remainder of Page Intentionally Left Blank; Signatures Begin on Next Page]

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Secured Party:
BARCLAYS BANK PLC

By:	/s/ Philippe El-Asmar

	Name:	Philippe El-Asmar

	Title:	Managing Director

Address and facsimile number for notices to Secured Party:
5 The North Colonnade
Canary Wharf
London E14 4BB
Attention: Funds Bookrunning
Telephone Number: +44 (0) 20 777 38063
Facsimile Number: +44 (0) 20 751 67977
E-mail: funds.deriv@barclayscapital.com
Pledgor:
HIGHLAND MULTI-STRATEGY ONSHORE
MASTER SUBFUND, L.L.C.

By:	/s/ J. Kevin Ciavarra

	Name:	J. Kevin Ciavarra

	Title:	Assistant Secretary

Address and facsimile number for notices to Pledgor:
c/o Highland Capital Management, L.P.
13455 Noel Road, Suite 800
Dallas, Texas 75240
Attention: General Counsel
Telephone Number: (972) 628-4100
Facsimile Number: (972) 628-4147

Securities Intermediary:
BARCLAYS CAPITAL INC.

By:	/s/ Philippe El-Asmar

	Name:	Philippe El-Asmar

	Title:	Managing Director

Address and facsimile number for notices to Securities Intermediary:
c/o Equity Prime Services
200 Park Avenue
New York, NY 10166
Telephone Number: (212) 412-5116
Facsimile Number: (212) 412-6887

ANNEX 1
Reports:
The following reports to be sent on each business day, as of the close of business on the immediately preceding business day:
Positions Report (Trade Date)
Activity Report (Trade Date)
Cash Balance (Trade Date)
Account Equity Summary (Trade Date)
Secured Party e-mail addresses and Contacts for information and reports:
1.	fundprices@barcap.com

2.	funds.monitor@barcap.com

3.	simran.sethi@barcap.com
Contacts:
Simran Sethi / Rafik Abasov / Josephine Man / Paul Mawdsley
5 The North Colonnade
Canary Wharf
London, UK
E14 4BB
+44 207 773 6735